Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended September 30, 2017

Reports Net Investment Income of $0.35 per Weighted Average Share and Net Asset Value of $13.61 per Share

Declares Fourth Quarter 2017 Distribution of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--November 7, 2017--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended September 30, 2017 and reported third quarter net investment income of $0.35 per weighted average share. At September 30, 2017, net asset value (“NAV”) per share was $13.61, a decrease of $0.02 per share from June 30, 2017. The Company also announced that its board of directors declared a fourth quarter distribution of $0.34 per share, which will be payable on December 28, 2017 to holders of record as of December 15, 2017.

Selected Financial Highlights
(in thousands, except per share data)	September 30, 2017
Investment Portfolio(1)	$1,872,879
Total Assets	$1,950,615
Total Statutory Debt(2)	$695,603
NAV	$1,032,083

NAV per Share	$13.61
Statutory Debt/Equity	0.67x

Investment Portfolio Composition	September 30, 2017	Percent of Total
First Lien	$770,238	41.1%
Second Lien(1)	706,729	37.7%
Subordinated	69,202	3.7%
Preferred Equity	158,054	8.5%
Investment Fund	102,400	5.5%
Common Equity and Other(3)	66,256	3.5%
Total	$1,872,879	100.0%
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(1)	Includes collateral for securities purchased under collateralized agreements to resell.
(2)	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
(3)	Includes investments held in New Mountain Net Lease Corporation.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only seven portfolio companies, representing approximately $112 million of the cost of all investments made since inception in October 2008, or approximately 2.2% of $5.1 billion, go on non-accrual.

Robert Hamwee, CEO, commented: “The third quarter represented another solid quarter of performance for NMFC. We originated $202 million of investments and had no new investments placed on non-accrual or added to our internal watchlist. Additionally, with the approval of our second SBIC license, we are excited to continue our relationship with the SBA.”

“As managers and as significant stockholders personally, we are pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We have continued to build New Mountain as a firm and team, and now employ over 130 professionals, including over 20 professionals that we added in the last year alone. We believe New Mountain’s focus on team building, acyclical “defensive growth” industries, and business building continues to be a successful strategy.”

Portfolio and Investment Activity1

As of September 30, 2017, the Company’s NAV was approximately $1,032.1 million and its portfolio had a fair value of approximately $1,872.9 million in 83 portfolio companies, with a weighted average Yield to Maturity at Cost2 of approximately 10.6%. For the three months ended September 30, 2017, the Company made approximately $202.4 million of originations and commitments3. The $202.4 million includes approximately $163.0 million of investments in nine new portfolio companies and approximately $39.4 million of follow-on investments in eight portfolio companies held as of June 30, 2017. For the three months ended September 30, 2017, the Company had approximately $9.5 million of sales in six portfolio companies and cash repayments3 of approximately $202.5 million.

Consolidated Results of Operations

The Company’s total investment income and total adjusted investment income4 for the three months ended September 30, 2017 and 2016 were approximately $51.2 million and $41.8 million, respectively. For the three months ended September 30, 2017 and 2016, the Company’s total investment income and total adjusted investment income consisted of approximately $37.3 million5 and $36.3 million5 in cash interest income from investments, respectively, approximately $1.5 million and $0.9 million in payment-in-kind (“PIK”) and non-cash interest income from investments, prepayment penalties of approximately $1.6 million and $0.4 million, respectively, net amortization of purchase premiums/discounts of approximately $4.0 million and $0.8 million, respectively, cash dividend income of approximately $0 and $0.1 million, respectively, PIK and non-cash dividend income of approximately $5.4 million and $0.7 million, respectively, and approximately $1.4 million and $2.6 million in other income, respectively.

The Company’s total net expenses after income tax expense for the three months ended September 30, 2017 and 2016 were approximately $24.9 million and $20.1 million, respectively. Total net expenses after income tax expense for the three months ended September 30, 2017 and 2016 consisted of approximately $9.5 million and $7.1 million, respectively, of costs associated with the Company’s borrowings and approximately $13.5 million and $11.2 million, respectively, in net management and incentive fees. Since the initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of September 30, 2017 and 2016 totaled approximately $321.4 million and $234.0 million, respectively. For the three months ended September 30, 2017 and 2016, management fees waived were approximately $1.5 million and $1.1 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Advisor has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended September 30, 2017 and 2016 were approximately $1.9 million and $1.8 million, respectively.

For the three months ended September 30, 2017 and 2016, the Company recorded approximately $(14.2) million and $1.1 million of net realized losses and adjusted net realized gains, respectively, and $13.1 million and $2.3 million of net changes in unrealized appreciation (depreciation) and adjusted net changes in unrealized appreciation (depreciation) of investments and securities purchased under collateralized agreements to resell, respectively. For the three months ended September 30, 2017 and 2016, (provision) benefit for taxes was approximately $(0.4) million and $0.0 million, respectively, related to differences between the computation of income for United States (“U.S.”) federal income tax purposes as compared to accounting principles generally accepted in the United States (“GAAP”).

Liquidity and Capital Resources

As of September 30, 2017, the Company had cash and cash equivalents of approximately $39.6 million and total statutory debt outstanding of approximately $695.6 million6, which consisted of approximately $376.2 million of the $495.0 million of total availability on the Holdings Credit Facility, $19.0 million of the $122.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $155.4 million6 of convertible notes outstanding and $145.0 million of unsecured notes outstanding. Additionally, the Company had $144.0 million of SBA-guaranteed debentures outstanding as of September 30, 2017.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of September 30, 2017, one portfolio company had an investment rating of “4”. The Company’s investment in this portfolio company had an aggregate cost basis of approximately $0.1 million and an aggregate fair value of approximately $0.4 million.

Recent Developments

The Company has had approximately $121.7 million of originations and commitments since the end of the third quarter through November 3, 2017. This was offset by approximately $109.9 million of repayments during the same period.

On October 24, 2017, the Company entered into the Third Amended and Restated Loan and Security Agreement (together with the exhibits and schedules thereto, the “New Holdings Credit Facility”), by and among the Company, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower, Wells Fargo Bank, National Association, as the administrative agent, the lenders party thereto, and Wells Fargo Bank, as collateral custodian. The New Holdings Credit Facility effectively amends and restates the Holdings Credit Facility. The New Holdings Credit Facility has a revolving period ending on October 24, 2020 and matures on October 24, 2022. With the closing of the New Holdings Credit Facility, the Company broadened its lender group, with Raymond James Bank, N.A., State Street Bank and Trust Company, NBH Bank, and State Bank and Trust Company joining the facility, making commitments and advances aggregating $85.0 million. The maximum amount of revolving borrowing available under the New Holdings Credit Facility remains $495.0 million.

On October 31, 2017, the Company announced that its wholly owned subsidiary, New Mountain Finance SBIC II, L.P. (“SBIC II”), received approval for a license from the SBA to operate as a Small Business Investment Company (“SBIC”). This is the second SBIC license granted to the Company through its SBIC subsidiaries. As an SBIC, SBIC II will be subject to a variety of regulations and oversight by the SBA concerning, among other things, the size and nature of the companies in which it may invest as well as the structure of those investments.

On November 2, 2017, the Company’s board of directors declared a fourth quarter 2017 distribution of $0.34 per share payable on December 28, 2017 to holders of record as of December 15, 2017.

Use of Non-GAAP Financial Measures

In evaluating its business, NMFC considers and uses adjusted investment income as a measure of its operating performance. Adjusted investment income is defined as investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. Under GAAP, NMFC’s IPO did not step-up the cost basis of the predecessor operating company’s existing investments to fair market value. Since the total value of the predecessor operating company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or issue discount, and different amounts in realized gains and unrealized appreciation, may be recognized under GAAP in each period than if a step-up had occurred. For purposes of the incentive fee calculation, NMFC adjusts income as if each investment was purchased at the date of the IPO (or stepped-up to fair market value).

The term adjusted investment income is not defined under GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. Adjusted investment income has limitations as an analytical tool and, when assessing NMFC’s operating performance, and that of its portfolio companies, investors should not consider adjusted investment income in isolation, or as a substitute for investment income, or other consolidated income statement data prepared in accordance with GAAP. Among other things, adjusted investment income does not reflect NMFC’s, or its portfolio companies’, actual cash expenditures. Other companies may calculate similar measures differently than NMFC, limiting their usefulness as comparative tools.

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[1]	Includes collateral for securities purchased under collateralized agreements to resell.
[2]	References to “Yield to Maturity at Cost” assume the accruing investments in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
[3]	Excludes revolving credit facilities, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[4]	Adjusted investment income is defined as investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. Adjusted investment income also excludes any capital gains incentive fee. For additional information regarding NMFC’s use of this non-GAAP financial measure, please refer to “Use of Non-GAAP Financial Measures”.
[5]	Includes reclassification into cash interest of recurring management fee from other income and recurring distributions from dividend income associated with NMFC Senior Loan Program I LLC, NMFC Senior Loan Program II LLC and our investments held by New Mountain Net Lease Corporation.
[6]	Includes premium received on additional convertible notes issued in September 2016.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Wednesday, November 8, 2017, to discuss its third quarter 2017 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,480,226 and $1,379,603, respectively)	$1,501,544	$1,346,556
Non-controlled/affiliated investments (cost of $175,576 and $54,996, respectively)	173,619	57,440
Controlled investments (cost of $157,902 and $140,579, respectively)	170,880	154,821
Total investments at fair value (cost of $1,813,704 and $1,575,178, respectively)	1,846,043	1,558,817
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	26,836	29,218
Cash and cash equivalents	39,646	45,928
Interest and dividend receivable	27,800	17,833
Receivable from unsettled securities sold	3,496	990
Receivable from affiliates	339	346
Other assets	6,455	2,886
Total assets	$1,950,615	$1,656,018

Liabilities
Borrowings
Holdings Credit Facility	$376,163	$333,513
Convertible Notes	155,440	155,523
Unsecured Notes	145,000	90,000
SBA-guaranteed debentures	144,000	121,745
NMFC Credit Facility	19,000	10,000
Deferred financing costs (net of accumulated amortization of $15,333 and $12,279, respectively)	(12,502)	(14,041)
Net borrowings	827,101	696,740
Payable for unsettled securities purchased	67,499	2,740
Management fee payable	6,939	5,852
Incentive fee payable	6,573	5,745
Interest payable	6,098	3,172
Payable to affiliates	786	136
Deferred tax liability	509	1,034
Other liabilities	3,027	2,037
Total liabilities	918,532	717,456
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 75,805,019 and 69,755,387 shares issued, respectively, and 75,805,019 and 69,717,814 shares outstanding, respectively	758	698
Paid in capital in excess of par	1,087,474	1,001,862
Treasury stock at cost, 0 and 37,573 shares held, respectively	–	(460)
Accumulated undistributed net investment income	2,462	2,073
Accumulated undistributed net realized losses on investments	(76,790)	(36,947)
Net unrealized appreciation (depreciation) (net of provision for taxes of $509 and $1,034, respectively)	18,179	(28,664)
Total net assets	$1,032,083	$938,562
Total liabilities and net assets	$1,950,615	$1,656,018

Number of shares outstanding	75,805,019	69,717,814
Net asset value per share	$13.61	$13.46

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Investment income
From non-controlled/non-affiliated investments:
Interest income	$38,511	$34,735	107,905	106,743
Dividend income	–	83	159	175
Non-cash dividend income	59	–	72	–
Other income	1,196	2,557	5,545	4,776
From non-controlled/affiliated investments:
Interest income	718	720	2,077	3,929
Dividend income	816	1,061	2,662	2,868
Non-cash dividend income	3,994	–	8,625	–
Other income	294	284	888	902
From controlled investments:
Interest income	409	462	1,293	1,447
Dividend income	3,659	1,151	11,739	1,151
Non-cash dividend income	1,342	768	3,016	2,229
Other income	238	13	581	80
Total investment income	51,236	41,834	144,562	124,300
Expenses
Incentive fee	6,573	5,432	18,430	16,266
Management fee	8,422	6,883	24,311	20,537
Interest and other financing expenses	9,509	7,171	26,930	20,544
Professional fees	819	723	2,391	2,461
Administrative expenses	652	586	2,022	2,054
Other general and administrative expenses	346	390	1,214	1,206
Total expenses	26,321	21,185	75,298	63,068
Less: management and incentive fees waived	(1,483)	(1,102)	(6,124)	(3,662)
Less: expenses waived and reimbursed	–	–	(474)	(347)
Net expenses	24,838	20,083	68,700	59,059
Net investment income before income taxes	26,398	21,751	75,862	65,241
Income tax expense	106	22	341	113
Net investment income	26,292	21,729	75,521	65,128
Net realized (losses) gains:
Non-controlled/non-affiliated investments	(14,216)	1,150	(39,843)	2,191
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	19,755	3,837	54,365	2,955
Non-controlled/affiliated investments	(3,807)	109	(4,401)	84
Controlled investments	(1,305)	(800)	(1,264)	7,677
Securities purchased under collateralized agreements to resell	(1,549)	(957)	(2,382)	(1,031)
(Provision) benefit for taxes	(394)	11	525	819
Net realized and unrealized gains (losses)	(1,516)	3,350	7,000	12,695
Net increase in net assets resulting from operations	$24,776	$25,079	82,521	$77,823
Basic earnings per share	$0.33	$0.39	$1.12	$1.22
Weighted average shares of common stock outstanding-basic	75,688,429	63,758,062	73,618,794	63,843,730
Diluted earnings per share	$0.31	$0.37	$1.04	$1.14
Weighted average shares of common stock outstanding-diluted	85,512,556	71,145,932	83,442,921	71,158,044
Distributions declared and paid per share	$0.34	$0.34	$1.02	$1.02

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $20 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505